                                                                     Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


--------------------------------------------------------------------------------------------
                    NAME                      JURISDICTION OF INCORPORATION/ORGANIZATION
--------------------------------------------------------------------------------------------

Biotage, Ltd.                                  England and Wales
--------------------------------------------------------------------------------------------

Target Quest, LLC                              California
--------------------------------------------------------------------------------------------

Target Quest, Inc.                             California
--------------------------------------------------------------------------------------------

Target Quest B.V.                              The Netherlands
--------------------------------------------------------------------------------------------

Target Quest Holding B.V.                      The Netherlands
--------------------------------------------------------------------------------------------